VITESSE ENERGY ANNOUNCES FIRST QUARTER 2026 RESULTS

GREENWOOD VILLAGE, Colo. – May 4, 2026 – Vitesse Energy, Inc. (NYSE: VTS) (“we,” “our,” “Vitesse,” or the “Company”) today reported the Company’s first quarter 2026 financial and operating results.

FIRST QUARTER 2026 HIGHLIGHTS

•Adjusted Net Loss(1) of $0.3 million and GAAP net loss of $42.3 million, including a non-cash unrealized loss on commodity derivatives of $48.2 million

•Adjusted EBITDA(1) of $33.4 million

•Cash flow from operations of $24.0 million and Free Cash Flow(1) of $12.0 million

•Production of 15,962 barrels of oil equivalent (“Boe”) per day (63% oil)

•Total cash development capital expenditures and divestitures of $18.7 million

•Total debt of $144.5 million and Net Debt to Adjusted EBITDA ratio(1) of 0.82

(1) Non-GAAP financial measure; see reconciliation schedules at the end of this release

MANAGEMENT COMMENTS

"It is a privilege to begin my tenure as CEO and President of Vitesse. I want to thank the entire team for the solid first quarter results and their continued support and leadership through this transition. Vitesse's disciplined capital allocation and commitment to stockholder returns remain the foundation of our strategy, and my early focus will be on partnering closely with our team and the Board as we build on past momentum and continue delivering sustainable value for our stockholders," said Jamie Benard, Vitesse’s Chief Executive Officer and President.

"The recent oil price volatility gave us a chance to hedge additional volumes through 2028 at attractive levels - economically equivalent to selling that oil forward today. This results in more predictable cash flows and stronger long-term support for our dividend," stated James Henderson, Vitesse’s Chief Financial Officer.

SUBSEQUENT EVENTS

•As previously announced, declared a quarterly cash dividend of $0.4375 per common share to be paid on June 30, 2026

•In April 2026, closed on its previously announced acquisition of non-operated assets in Campbell and Converse Counties, WY (the “Powder River Basin Acquisition”) for 1.9 million shares of Vitesse common stock

•In April 2026, expanded availability under revolving credit facility by $25 million, with elected commitment amount and borrowing base equal to $275 million

STOCKHOLDER RETURNS

On April 30, 2026, Vitesse declared its second quarter cash dividend of $0.4375 per share for stockholders of record as of June 15, 2026, which will be paid on June 30, 2026.

On March 31, 2026, the Company paid its first quarter cash dividend of $0.4375 per share to common stockholders of record as of March 16, 2026.

FINANCIAL AND OPERATING RESULTS

First quarter net loss was $42.3 million and Adjusted Net Loss was $0.3 million. Adjusted EBITDA was $33.4 million. See “Non-GAAP Financial Measures” below.

Oil and natural gas production for the first quarter of 2026 averaged 15,962 Boe per day, slightly above internal expectations as the quarter did not include any contribution from our Powder River Basin Acquisition, which closed in April 2026. Oil represented 63% of production and 89% of total oil and natural gas revenue. Total revenue, including the effects of our realized hedges, was $60.6 million.

Vitesse’s average realized oil and natural gas prices before hedging were $66.76 per Bbl and $2.29 per Mcf, respectively, during the first quarter of 2026. The Company had hedges covering 61% of oil production and its realized oil price with hedging was $61.85 per Bbl. Its realized natural gas price with hedging was $1.54 per Mcf.

Lease operating expenses in the first quarter of 2026 were $15.3 million, or $10.67 per Boe. General and administrative expenses totaled $8.6 million, or $5.98 per Boe and included $2.4 million in severance benefits during the quarter. Excluding these costs, the per Boe rate was $4.31.

LIQUIDITY AND CAPITAL EXPENDITURES

As of March 31, 2026, Vitesse had $3.2 million in cash and $144.5 million of borrowings outstanding on its revolving credit facility. Vitesse had total liquidity of $108.7 million as of March 31, 2026, consisting of cash and $105.5 million of committed borrowing availability under its revolving credit facility.

In April 2026, the Company amended its revolving credit facility. The Company’s elected commitment amount was increased from $250 million to $275 million and its borrowing base was decreased from $295 million to $275 million.

During the first quarter of 2026, Vitesse invested $19.0 million in development capital expenditures and divested $0.3 million of oil and gas properties.

In April 2026, Vitesse closed on the Power River Basin Acquisition for 1,935,698 shares of Vitesse common stock. The closing payment was net of preliminary and customary purchase price adjustments and remains subject to cash post-closing settlements with the seller.

OPERATIONS UPDATE

As of March 31, 2026, the Company owned an interest in 334 gross (6.2 net) wells that were either drilling or in the completion phase, and another 332 gross (13.7 net) locations that had been permitted for development.

2026 ANNUAL GUIDANCE

Vitesse’s previously provided 2026 annual guidance is set forth below:

2026 Guidance
Annual Production (Boe per day)	16,000 - 17,500
Oil as a Percentage of Annual Production	60% - 64%
Total Cash Capital Expenditures ($ in millions)	$50 - $80

FIRST QUARTER 2026 RESULTS
The following table sets forth selected financial and operating data for the periods indicated.

	THREE MONTHS ENDED MARCH 31,		INCREASE (DECREASE)
($ in thousands, except production and per unit data)	2026	2025	AMOUNT	PERCENT
Financial and Operating Results:
Revenue
Oil	$60,016	$58,925	$1,091	2%
Natural gas	7,394	7,246	148	2%
Total revenue	$67,410	$66,171	$1,239	2%
Operating Expenses
Lease operating expense	$15,335	$13,854	$1,481	11%
Production taxes	5,664	5,773	(109)	(2%)
General and administrative	8,586	12,132	(3,546)	(29%)
Depletion, depreciation, amortization, and accretion	31,188	26,563	4,625	17%
Equity-based compensation	725	2,469	(1,744)	(71%)
Interest Expense	$2,615	$2,905	$(290)	(10%)
Commodity Derivative (Loss), Net	$(55,005)	$(172)	$(54,833)	*
Income Tax (Benefit) Expense	$(9,465)	$(201)	$(9,264)	*
Production Data:
Oil (MBbls)	899	918	(19)	(2%)
Natural gas (MMcf)	3,226	2,575	651	25%
Combined volumes (MBoe)	1,437	1,347	90	7%
Daily combined volumes (Boe/d)	15,962	14,971	991	7%
Average Realized Prices before Hedging:
Oil (per Bbl)	$66.76	$64.18	$2.58	4%
Natural gas (per Mcf)	2.29	2.81	(0.52)	(19%)
Combined (per Boe)	46.92	49.11	(2.19)	(4%)
Average Realized Prices with Hedging:
Oil (per Bbl)	$61.85	$64.93	$(3.08)	(5%)
Natural gas (per Mcf)	1.54	2.81	(1.27)	(45%)
Combined (per Boe)	42.17	49.62	(7.45)	(15%)
Average Costs (per Boe):
Lease operating expense	$10.67	$10.28	$0.39	4%
Production taxes	3.94	4.28	(0.34)	(8%)
General and administrative	5.98	9.00	(3.02)	(34%)
Depletion, depreciation, amortization, and accretion	21.71	19.72	1.99	10%

*Not meaningful

COMMODITY HEDGING

Vitesse hedges a portion of its expected oil and natural gas production volumes to increase the predictability and certainty of its cash flow and to help maintain a strong financial position to support its dividend. Based on the midpoint of its 2026 guidance, Vitesse has approximately 73% of its remaining 2026 oil production hedged and approximately 50% of its 2026 two-stream natural gas production hedged through its natural gas and natural gas liquids hedges. The following tables summarize Vitesse’s open commodity derivative contracts scheduled to settle after March 31, 2026.

Crude oil swaps:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (Bbls)	WEIGHTED AVERAGE FIXED PRICE
WTI-NYMEX	Q2 2026	613,509	$66.77
WTI-NYMEX	Q3 2026	490,679	$65.01
WTI-NYMEX	Q4 2026	457,155	$64.97
WTI-NYMEX	Q1 2027	270,000	$69.25
WTI-NYMEX	Q2 2027	480,000	$68.05
WTI-NYMEX	Q3 2027	495,000	$68.38
WTI-NYMEX	Q4 2027	465,000	$67.88
WTI-NYMEX	Q1 2028	270,000	$70.20
WTI-NYMEX	Q2 2028	270,000	$70.20
WTI-NYMEX	Q3 2028	270,000	$70.20
WTI-NYMEX	Q4 2028	180,000	$70.30

Crude oil collars:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (Bbls)	WEIGHTED AVERAGE FLOOR/CEILING PRICE
WTI-NYMEX	Q2 2026	175,000	$65.71 / $73.82
WTI-NYMEX	Q3 2026	213,000	$61.62 / $72.58
WTI-NYMEX	Q4 2026	168,000	$58.04 / $67.51
WTI-NYMEX	Q1 2027	300,000	$55.75 / $66.44
WTI-NYMEX	Q2 2027	45,000	$60.00 / $64.25

Natural gas collars:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (MMBtu)	WEIGHTED AVERAGE FLOOR/CEILING PRICE
Henry Hub-NYMEX	Q2 2026	1,578,700	$3.73 / $4.91
Henry Hub-NYMEX	Q3 2026	1,510,800	$3.73 / $4.90
Henry Hub-NYMEX	Q4 2026	1,452,700	$3.73 / $4.90
Henry Hub-NYMEX	Q1 2027	795,000	$4.00 / $5.68

Natural gas basis swaps:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (MMBtu)	WEIGHTED AVERAGE FIXED PRICE
Chicago City Gate to Henry Hub	Q2 2026	1,578,700	$(0.10)
Chicago City Gate to Henry Hub	Q3 2026	1,510,800	$(0.10)
Chicago City Gate to Henry Hub	Q4 2026	1,452,700	$(0.10)
Chicago City Gate to Henry Hub	Q1 2027	795,000	$0.30

Natural gas liquids swaps:

SETTLEMENT PERIOD	VOLUME HEDGED (Bbls)	WEIGHTED AVERAGE FIXED PRICE
2026	194,429	$31.75
2027	115,714	$32.92

The following table presents Vitesse’s settlements on commodity derivative instruments and unsettled gains and losses on open commodity derivative instruments for the periods presented:

	THREE MONTHS ENDED MARCH 31,
(in thousands)	2026	2025
Realized (loss) gain on commodity derivatives (1)	$(6,829)	$683
Unrealized (loss) on commodity derivatives (1)	(48,176)	(855)
Total commodity derivative (loss), net	$(55,005)	$(172)

(1)Realized and unrealized gains and losses on commodity derivatives are presented herein as separate line items but are combined for a total commodity derivative (loss) in the statements of operations included below. Management believes the separate presentation of the realized and unrealized commodity derivative gains and losses is useful, providing a better understanding of our hedge position.

FIRST QUARTER 2026 EARNINGS CONFERENCE CALL

In conjunction with Vitesse’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Tuesday, May 5, 2026 at 11:00 a.m. Eastern Time.

An updated corporate slide presentation that may be referenced on the conference call will be posted prior to the conference call on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

Those wishing to listen to the conference call may do so via the Company’s website or by phone as follows:

Website: https://event.choruscall.com/mediaframe/webcast.html?webcastid=4jkYYV7U

Dial-In Number: 877-407-0778 (US/Canada) and +1 201-689-8565 (International)

Conference ID: 13760003 - Vitesse Energy First Quarter 2026 Earnings Call

Replay Dial-In Number: 877-660-6853 (US/Canada) and +1 201-612-7415 (International)

Replay Access Code: 13760003 - Replay will be available through May 12, 2026

UPCOMING INVESTOR EVENTS

Vitesse management will be participating in the following upcoming investor events:

•Stifel 2026 Boston Cross Sector 1x1 Conference - Boston - June 3, 2026
•Jefferies Energy Conference - Kiawah - June 10, 2026

Any investor presentations to be used for this event will be posted prior to the event on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

ABOUT VITESSE ENERGY, INC.

Vitesse Energy, Inc. is focused on returning capital to stockholders through owning financial interests predominantly as a non-operator in oil and gas wells drilled by leading U.S. operators.

More information about Vitesse can be found at www.vitesse-vts.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release regarding Vitesse’s financial position, operating and financial performance, business strategy, dividend plans and practices, guidance, plans and objectives of management for future operations, and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Vitesse’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in oil and natural gas prices; the pace of drilling and completions activity on Vitesse’s properties; Vitesse’s ability to acquire additional development opportunities; potential acquisition transactions; integration and benefits of acquisitions, including the Powder River Basin Acquisition, or the effects of such acquisitions on Vitesse’s cash position and levels of indebtedness; changes in Vitesse’s reserves estimates or the value thereof; disruptions to Vitesse’s business due to acquisitions and other significant transactions; infrastructure constraints and related factors affecting Vitesse’s properties; cost inflation or supply chain disruption; ongoing legal disputes over the Dakota Access Pipeline; the impact of general economic or industry conditions, nationally and/or in the communities in which Vitesse conducts business; changes in the interest rate environment, legislation or regulatory requirements; changes in U.S. trade policy, including the imposition of and changes in tariffs and resulting consequences; conditions of the securities markets; Vitesse’s ability to raise or access capital; cyber-related risks; changes in accounting principles, policies or guidelines; and financial or political instability, health-related epidemics, acts of war (including continued hostilities in the Middle East, heightened tensions with Iran, including any potential closure of the Strait of Hormuz, the conflict in Ukraine and the evolving situation in Venezuela) or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Vitesse’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of Vitesse’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause Vitesse’s actual results to differ from those set forth in the forward looking statements.

Vitesse has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Vitesse’s control. Vitesse does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

FINANCIAL INFORMATION

VITESSE ENERGY, INC.
Consolidated Statements of Operations

	FOR THE THREE MONTHS ENDED MARCH 31,
(in thousands, except share data)	2026	2025
Revenue
Oil	$60,016	$58,925
Natural gas	7,394	7,246
Total revenue	67,410	66,171
Operating Expenses
Lease operating expense	15,335	13,854
Production taxes	5,664	5,773
General and administrative	8,586	12,132
Depletion, depreciation, amortization, and accretion	31,188	26,563
Equity-based compensation	725	2,469
Total operating expenses	61,498	60,791
Operating Income	5,912	5,380
Other (Expense) Income
Commodity derivative (loss), net	(55,005)	(172)
Interest expense	(2,615)	(2,905)
Other (expense) income	(37)	164
Total other (expense)	(57,657)	(2,913)

(Loss) Income Before Income Taxes	$(51,745)	$2,467

Benefit from (Provision for) Income Taxes	9,465	201

Net (Loss) Income	$(42,280)	$2,668

Weighted average common shares – basic	40,076,456	33,074,904
Weighted average common shares – diluted	40,076,456	35,086,990
Net (loss) income per common share – basic	$(1.05)	$0.08
Net (loss) income per common share – diluted	$(1.05)	$0.08

VITESSE ENERGY, INC.
Consolidated Balance Sheets

	MARCH 31,	DECEMBER 31,
(in thousands, except shares)	2026	2025
Assets
Current Assets
Cash	$3,180	$1,328
Accrued revenue	41,342	30,620
Commodity derivatives	—	14,252
Prepaid expenses and other current assets	4,206	5,967
Total current assets	48,728	52,167
Oil and Gas Properties-Using the successful efforts method of accounting
Proved oil and gas properties	1,548,963	1,525,890
Less: Accumulated DD&A and impairment	(722,864)	(691,963)
Total oil and gas properties	826,099	833,927
Other Property and Equipment—Net	107	123
Commodity derivatives	1,000	184
Other noncurrent assets	6,653	6,949
Total assets	$882,587	$893,350
Liabilities and Equity
Current Liabilities
Accounts payable	$15,776	$11,803
Accrued liabilities	38,939	39,141
Commodity derivatives	31,967	—
Other current liabilities	317	307
Total current liabilities	86,999	51,251
Revolving credit facility	144,500	124,500
Deferred tax liability	58,028	67,493
Asset retirement obligations	14,293	14,022
Commodity derivatives	2,819	46
Other noncurrent liabilities	5,503	6,721
Total liabilities	$312,142	$264,033
Commitments and Contingencies
Equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued at March 31, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.01 par value, 95,000,000 shares authorized; 40,687,622 and 40,615,302 shares issued at March 31, 2026 and December 31, 2025, respectively	407	406
Additional paid-in capital	614,368	630,961
Accumulated deficit	(44,330)	(2,050)
Total equity	570,445	629,317
Total liabilities and equity	$882,587	$893,350

NON-GAAP FINANCIAL MEASURES

Vitesse defines Adjusted Net Loss as net income (loss) before (i) non-cash gains and losses on unsettled derivative instruments, (ii) non-cash equity-based compensation, (iii) benefit from income taxes, and (iv) certain other items such as material general and administrative costs, reduced by the estimated impact of income tax expense.

Net Debt is calculated by deducting cash on hand from the amount outstanding on our revolving credit facility as of the balance sheet or measurement date.

Adjusted EBITDA is defined as net income (loss) before expenses for interest, income taxes, depletion, depreciation, amortization and accretion, and excludes non-cash equity-based compensation and non-cash gains and losses on unsettled derivative instruments in addition to certain other items such as material general and administrative costs.

Vitesse defines Free Cash Flow as cash flow from operations, adjusting for changes in operating assets and liabilities in addition to certain other items such as material general and administrative costs, less development of oil and gas properties.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of financial performance. Specifically, management believes the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain items that management believes are not indicative of Vitesse’s core operating results. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Vitesse’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes. A reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP measure is included below.

RECONCILIATION OF ADJUSTED NET (LOSS) INCOME

(in thousands)	FOR THE THREE MONTHS ENDED MARCH 31, 2026
Net (Loss) Income	$(42,280)
Add:
Unrealized loss on derivative instruments	48,176
Equity-based compensation	725
G&A costs related to severance	2,400
Benefit from income taxes	(9,465)
Adjusted (Loss) Income Before Adjusted Income Tax Expense	(444)

Adjusted Income Tax Expense(1)	103

Adjusted Net (Loss) Income (non-GAAP)	$(341)

(1)The Company determined the income tax impact on the “Adjusted Income Before Adjusted Income Tax Expense” using the relevant statutory tax rate of 23.3%.

RECONCILIATION OF NET DEBT AND ADJUSTED EBITDA

(in thousands, except for ratio)	AT MARCH 31, 2026
Revolving Credit Facility	$144,500
Less: Cash	3,180
Net Debt	$141,320

	FOR THE THREE MONTHS ENDED MARCH 31, 2026	FOR THE TRAILING TWELVE MONTHS ENDED MARCH 31, 2026
Net (Loss) Income	$(42,280)	$(19,672)
Add:
Interest expense	$2,615	$9,916
Provision for (Benefit from) income taxes	(9,465)	534
Depletion, depreciation, amortization, and accretion	31,188	134,036
Equity-based compensation	725	8,501
Unrealized loss on derivative instruments	48,176	36,507
G&A costs related to Lucero acquisition	—	542
G&A costs related to severance	2,400	2,400
Adjusted EBITDA	$33,359	$172,764

Net Debt to Adjusted EBITDA ratio		0.82

RECONCILIATION OF FREE CASH FLOW

(in thousands)	FOR THE THREE MONTHS ENDED MARCH 31, 2026
Net cash provided by operating activities	$24,024
Add:
Changes in operating assets and liabilities	4,547
G&A costs related to severance	2,400
Cash flow from operations before changes in operating assets and liabilities	30,971
Less: Development of oil and gas properties	(18,987)
Free Cash Flow	$11,984

INVESTOR AND MEDIA CONTACT
Ben Messier, CFA
Director – Investor Relations and Business Development
(720) 532-8232
benmessier@vitesse-vts.com